SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2004

RURAL CELLULAR CORPORATION

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-27416	41-1693295

(Commission File Number)	(IRS Employer Identification No.)

3905 Dakota Street S.W., Alexandria, Minnesota	56308

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (320) 762-2000

Former Name or Former Address, if Changed Since Last Report

Item 1.01. Entry into a Material Definitive Agreement.

On November 11, 2004, Rural Cellular Corporation (“the Company”) and Cingular amended an existing roaming agreement, which extends the Company’s existing agreement with Cingular through December 2009, and replaces its agreements with AT&T Wireless.

Key components to the agreement include:

•	Outcollect and incollect rates company wide, including data roaming,

•	Incentive for RCC to overlay GSM technology in its Alabama, Kansas, and Mississippi markets,

•	Expanded network interoperability,

•	Deployment of EDGE technology, and

•	Coordination of future technology transitions.

Item 2.02. Results of Operations and Financial Condition.

On November 12, 2004, the Company issued a press release containing information regarding its results of operations for the quarter ended September 30, 2004.

On November 15, 2004 at 8:00 AM CT, a teleconference will be held to discuss RCC’s third quarter performance and other financial matters. To participate in the call, please dial (800) 240-5318, give the operator your name, and company affiliation. To access a replay of this call through November 23, 2004, dial (800) 405-2236 and 11013827# as the pass code. An audio replay of the teleconference can also be accessed by logging onto the Company’s website at www.RCCwireless.com. To access the audio stream, click on the Investor Relations section.

In addition to the financial results determined in accordance with Generally Accepted Accounting Principles (“GAAP”), the press release contains Non-GAAP financial measures (as determined under the SEC Regulation G). Management believes that these Non-GAAP financial measures provide an important perspective on the Company’s operating results and the Company’s ability to service its long-term obligations, to fund continuing growth, and to continue as a going concern. The Company’s earnings release contains a reconciliation of all Non-GAAP financial measures to the most directly comparable GAAP financial measures.

The information provided under this Item 2.02 shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated November 12, 2004

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RURAL CELLULAR CORPORATION
/s/ Richard P. Ekstrand
Richard P. Ekstrand
Date: November 12, 2004	President and Chief Executive Officer

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